EXHIBIT 23(2)

ARTHUR ANDERSEN

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 26, 1999, included in the CTG Resources, Inc. Annual Report on Form 10-K for the year ended September 30, 1999 and to all references to our Firm included in this registration statement.

S/ Arthur Andersen LLP
(ARTHUR ANDERSEN LLP)

Hartford, Connecticut
August 30, 2000